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                                                                   EXHIBIT 10.22

                                                         Revised August 27, 1998

STATE OF MISSISSIPPI

CITY OF STONE

LEASE AGREEMENT
---------------

     THIS AGREEMENT, made this the 1st day of September, 1998, between THE BOARD OF EDUCATION OF THE STONE COUN'TY SCHOOL DISTRICT, 214 Critz Street, Wiggins, Stone County, Mississippi, hereinafter referred to as "LESSOR", and CMS DEFENSE SYSTEMS, INC., Post Office Box 1479, Winter Park, Florida 32790, hereinafter referred to as "LESSEE".

1. Lease of Property. LESSOR hereby leases the following 16th Section school trust lands classified as industrial (hereinafter referred to as "the Property") unto LESSEE, more particularly described as follows, to-wit:

        That portion of Section 16, Township 4 South, Range 11, West, Stone County, Mississippi, which is situated and located South of East McHenry Road, containing 465 acres, more or less.

2. Initial Term and Rental. This Lease Agreement shall be for an initial term of Five (5) years from the date hereof at an annual ground rental of Forty-Two-Thousand and No/100 Dollars ($42,000.00), with such annual rental to be made payable to the STONE COUNTY SCHOOL DISTRICT. The initial annual ground rental payment shall be due and payable as of the date hereof, arid cash additional annual ground rental payment shall be due and payable as of the yearly Anniversary date of this agreement. In addition, LESSOR shall, as of the date of this agreement, pay a onetime sum to LESSEE in the amount of Thirty-Thousand-Nine-Hundred-Ninety-Seven and No/100 Dollars ($30,997.00) as payment for loss of previous and future growth of trees to be cleared on the initial facility area of 21.19 acres together with the costs of site preparation and tree planting associated therewith. LESSEE shall also pay off the remaining three (3) years of the existing hunting lease to Three Oaks Hunting Club, Hollis Williams, President, in total amount of $4,882.50.

3. Extension of Term. LESSEE shall have the option to extend the term of this Agreement for Four (4) additional consecutive Five (5) year periods, provided
   LESSEE: gives LESSOR written notice of its desire for such extension at least Six (6) months prior to the expiration of the then existing term. The annual ground rental for the extended terms shall be as follows, to-wit:

    (a) First Extension Term - The annual around rental shall be increased by Five percent (5%) of the initial annual ground rental amount resulting in a total annual ground rental of Forty-Four-Thousand-One-Hundred and No/100 Dollars ($44,100,00).

    (b) Second Extension Term - The annual ground rental shall be determined as provided by the procedure set out in the following Paragraph 4 captioned "Reappraisal and Rent Adjustment".

    (c) Third Extension Term - The annual ground rental shall be increased by Five percent (5%) of the Second Extension Term annual ground rental.

    (d) Fourth Extension Term - The annual ground rental shall be determined as provided by the procedure set out in the following Paragraph 4 captioned "Reappraisal and Rent Adjustment".

4. Reappraisal and Rent Adjustment. (a) The amount of rental to be paid during the second (beginning 10th year of lease) and fourth (beginning 20th year of lease) extension terms shall be determined as provided by this paragraph. LESSOR shall, six months before the expiration of the first and third extension terms, cause the subject property to be reappraised and the redetermination made of the annual fair market rental amount. The reappraisal shall he made pursuant to the terms of Section 29-3-65 of the Mississippi
   Code of 1972, as amended, or pursuant to the statute then in effect governing such leases and procedures for determining fair market rental value. The
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   appraisal shall establish the fair market value of the property and establish a reasonable current percentage of income on real estate investment for the purpose of determining annual fair market rental. Such percentage shall be no less than the minimum acceptable percentage provided by statute then in effect.

   (b) Should the procedure described in subparagraph (a) above (the Statutory Procedure) result in an increase of the annual ground rental amount over the amount previously due, LESSEE, within 15 days after receiving notice of the increase, shall have the right to elect an alternate method of determining the current fair market rental value of the Property (the Alternate Procedure) as follows: (1) Lessee may request an appraisal by an appraiser having, the highest available qualifications and licensed in accordance with Section 73-34-1 et seq. of the Mississippi Code of 1972, as amended, to determine a current fair market annual rental value based on the fair market value of the land and a reasonable percentage of return on comparable land investments as of the rental adjustment date;
       (2) the appraiser appointed by LESSEE and the appraiser previously appointed by LESSOR under the Statutory Procedure, if they cannot agree, will mutually select a review appraiser who shall review and analyze the two appraisal reports and , if needed, inspect the land, consult with the two appraisers, review their assumptions and source information and request corrections, revisions or additions to the appraisal reports; (3) The review appraiser shall report his opinion of annual fair market rent. The lesser amount as determined by the Statutory Procedure or by the Alternate Procedure shall be accepted by LESSOR and LESSEE as the current fair market rental value of the leased property.

   (c) If LESSEE. requests the Alternate Procedure, LESSEE shall pay all fees and expenses of the LESSEE'S appraiser, the review appraiser, and any additional charges of LESSOR'S appraiser.

   (d) In no event, however, shall the adjusted annual ground rental for the second or fourth extension terms be in an amount that is less than the amount of annual ground rental for the preceding term.

   (e) The amount of rent determined in the above manner shall be promptly remitted upon conclusion of this rental adjustment procedure effective as of the rental adjustment date.

5. Use. LESSEE shall use the Properly for the purpose of manufacturing, maintaining and operating an assembly facility associated with non-nuclear weapons systems and uses incidental thereto, which may consist of such buildings as are necessary for such operations (collectively, the "Assembly Facility"). All improvements to the Property necessary for LESSEE'S use shall be made at LESSEE'S expense.

   LESSEE shall erect an Assembly Facility suitable far its proposed use. It is understood and agreed that the initial facility area to be cleared consists of approximately Twenty-One-and-Nineteen-One-Hundredths (21.19) acres as set out on the plat attached hereto as Exhibit "A'; and LESSOR grants LESSEE the right to clear all trees, undergrowth, or other obstructions and to trim, cut and keep trimmed and cut, all limbs which may interfere or fall upon LESSEE'S facility or the LESSEE'S other improvements on said Twenty-One-and-Nineteen-One-Hundredths (21.1 9) acre site. It is further understood and agreed that LESSEE'S operations on the Property may require that its Assembly Facility be expanded from time to time, and that such expansion will necessitate that additional land be cleared of trees and other obstructions. It is likewise further understood and agreed that all timber on the Property is reserved unto LESSOR by operation of law concerning 16th Section lands. Therefore, if at any time LESSEE shall determine that it will expand the Assembly Facility area, it shall first notify LESSOR in writing of its intention to expand and furnish LESSOR with a designation of the area upon which trees and other obstructions will need to be cleared. Upon such receipt, LESSOR shall forthwith notify and direct the Mississippi Forestry Commission to perform any necessary cruise and/or appraisal of the timber located on the area to be cleared as said Commission deems necessary to determine the status and value of the trees situated thereon, and report its findings in writing to LESSOR and LESSEE. If the Commission's report indicates that merchantable trees are located on the area designated to be cleared, LESSOR shall forthwith proceed with the advertisement and sale of said timber by bid as required under state law governing 16th Section lands with said trees to be cut and removed
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   by the successful bidder within a reasonable time thereafter taking into consideration state law in regard to such sale. LESSEE agrees to pay LESSOR compensation for any loss of previous and future growth of trees on the expansion area which are not merchantable at the rate of Fifty Dollars ($50.00) per acre per year based upon a 27 year tree growth cycle together with the costs of site preparation anal tree planting associated therewith as reflected by the Commission's report.

   LESSOR may continue to grow and harvest timber on any area of the Property either within or outside of any buffer zone established by LESSEE, other than the Assembly Facility Area or any expansion area to be cleared as above described, provided any such harvesting activities are undertaken or performed at a time that does not interfere with LESSEE'S operations.

   Governmental Approvals. LESSOR shall cooperate with LESSEE in its effort to obtain and maintain in effect all certificates, permits, licenses and other approvals required by governmental authorities for LESSEE'S use of the Property.

7. Indemnification. LESSEE shall indemnify and hold LESSOR harmless against any liability or loss from personal injury or property damage resulting from or arising out of the use and occupancy of the Property by LESSEE or its employees or agents, excepting, however, such liabilities and losses as may be due to or caused by the acts or omissions of LESSOR or its employees or agents. LESSEE shall provide a comprehensive general public liability policy covering its operations on the Property. LESSEE shall provide liability insurance for the Assembly Facility and worker's compensation insurance in statutory amounts. Certificates of insurance shall be supplied to the LESSOR prior to the commencement of construction and upon the renewal date of each policy.

8. Taxes. LESSEE shall be responsible for paying any and all property taxes separately levied or assessed against the improvements constructed by LESSEE on the Property.

9. Option For Improvements To Vest In Lessor Upon Termination. Upon termination of this agreement, LESSOR shall have the option to be vested with title to the buildings as set out in Paragraph 5 constituting the Assembly Facility, constructed or installed on the Property by LESSEE. If upon termination of this agreement LESSOR exercises such option to have such title vested in it, LESSEE shall within a reasonable period remove all personal properly and any fixtures therein, provided such removal of fixtures does not significantly damage or destroy the structural, mechanical or aesthetic integrity of such buildings. LESSEE shall cooperate with LESSOR concerning such transfer of title to the buildings, and agrees to execute any appropriate documents that are necessary or desirable to accomplish such transfer of title to said buildings. If upon termination of this agreement LESSOR chooses not to take title to such buildings, then title to such buildings shall remain in LESSEE, and LESSEE shall within a reasonable period remove all such buildings together with personal property and fixtures, and restore the Property to its original condition.

10. Enjoyment. LESSOR covenants that LESSEE, on paying the rental and performing the covenants, terms and conditions required of LESSEE contained herein, shall peaceably hold and enjoy the Property and the leasehold estate granted to LESSEE by virtue of this Agreement.

11. Assignment. This lease Agreement may not be sold, assigned, or otherwise transferred by either party in whole or in part without the express prior written consent of the other party, which consent shall not unreasonably be withheld. The foregoing shall not apply in the event either party shall change its corporate name, merge or otherwise combine with another corporation or in cases of inter-company transfer of LESSEE.

12. Condemnation. If the whole of the Property, or such potion thereof as will make the Property unusable for the purposes herein leased, is condemned by any legally constituted public authority, then this Agreement, and the term hereby granted, shall cease from the time when possession thereof is taken by the public authority, and rental shall be accounted for as between
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    LESSOR and LESSEE as of that date. Any lesser condemnation shall in no way affect the respective rights and obligations of LESSOR and LESSEE hereunder. However, nothing in this paragraph shall be construed to limit or adversely affect LESSEE'S right to an award of compensation from any condemnation proceeding for the taking of LESSEE'S leasehold interest hereunder or for the taking of LESSEE'S improvements, fixtures, equipment, and personal property.

13. Title Insurance. LESSEE, at LESSEE'S option, may obtain title insurance on the Property. LESSOR shall cooperate with LESSEE'S efforts to obtain title insurance by executing documents or obtaining requested documentation as required by the title insurance company.

14. Hazardous Substances. LESSEE shall hold LESSOR harmless from and indemnify LESSOR against any damage, loss, expense, response costs or liability, including consultant fees and attorneys' fees, resulting from hazardous substances generated, stored, disposed of or transported to, on or under the Property as a result of LESSEE'S use of the Property. For purposes of this Agreement, "hazardous substances" shall mean (a) any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, (b) any substance which is flammable, radioactive, corrosive or carcinogenic, (c) any substance the presence of which on the Property causes or threatens to cause a nuisance or health hazard affecting human health, the environment, the Property or property adjacent thereto, or (d) any substance the presence of which on the property requires investigation or remediation under any hazardous substance law, as the same may hereafter be amended. "Hazardous Substance Law', means the Comprehensive Environmental Response Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Clean Water Act, 33 U.S C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Toxic Substances Control Act, 15 U.S.C.
    Section 2601 et seq.; the Emergency Planning, and Community right to Know Act (SARA Title III) 42 U.S.C. Section 11001 et seq., and any applicable state law or regulation.

    LESSEE agrees to abide by and comply with all federal and state environmental laws, rules, and regulations concerning air, water, soil, toxic substances, and hazardous substances. LESSEE further agrees that if a fine or other assessment is levied against LESSOR as a result of a violation of any such federal and/or state environmental law, rule and/or regulation attributable to LESSEE'S operations concerning the Property, then LESSEE shall indemnify and hold LESSOR harmless from same. LESSEE further agrees that if any such federal and/or state environmental law, rule, and/or regulation requires any monitoring activities as a result of its operations on the Property,. then LESSEE shall continue such monitoring activities upon termination of the lease as required by such law, rule, and/or regulation. LESSEE further agrees that if environmental pollution or contamination is present on the property at the termination of this lease agreement, then
    LESSEE: shall perform any cleanup or remedial operations necessary to remove such pollution or contamination; arid if such pollution or contamination cannot be removed or remedied rendering the property unusable, LESSEE agrees to continue its lease of the property.

15. Opportunity to Cure. If LESSEE shall fail to pay any rental or other amounts payable under this Agreement when due, or if LESSEE should fail to perform any other of the covenants, terms or conditions of this Agreement, prior to exercising any rights or remedies against L.ESSEE on account thereof, LESSOR shall first provide LESSEE with written notice of the failure and provide LESSEE with a thirty (30)) day period to cure such failure (if the failure is a failure to pay rental or any other sum of money under this Agreement) or a Sixty (60) day period to cure such failure (if the failure is a failure to perform any other covenant, term or condition of this Agreement). If the failure is not a failure to pay rental or any other sum of money hereunder but is not capable of being cured within a Sixty (60) day period, LESSEE shall be afforded a reasonable period of time to cure the failure provided that LESSEE promptly commences curing the failure after the notice and prosecutes the cure to completion
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    win due diligence. If the LESSEE fails to cure the failure within a reasonable time period all payments due for the remaining existing term or extension thereof shall become due and payable immediately as liquidated damages for default.

16. Governing law. This Agreement shall be Governed and interpreted by and construed in accordance with, the laws of the State of Mississippi.

17. Notices. All notices hereunder must be in writing and shall be deemed validly given on the date when deposited in the United States mail, by certified mail, return receipt requested, addressed as follows (or to any other address that the party to be notified may have designated to the other party by like notice at least Ten (IO) days prior thereto):

            LESSEE:  CMS DEFENSE SYSTEMS, INC
                     Post Office Box 1479
                     Winter Park, Florida 32790
                     Attention: President

            LESSOR:  STONE COUNTY SCHOOL DISTRICT
                     214 Critz Street
                     Wiggins, Mississippi 39577
                     Attention: Superintendent of Education

      The parties may substitute recipient's names and addresses by giving notice as provided hereunder. Rejection or refusal to accept delivery of any notice, or the inability to deliver any notice because of a changed address of which no notice was given, shall be deemed to be receipt of any such notice.

18. Miscellaneous. This Agreement cannot be modified except by a written modification executed by LESSOR and LESSEE in the same manner as this Agreement is executed. The headings, captions and numbers in this Agreement are solely for convenience and shall not be considered in construing or interpreting any provision in this Agreement. Whenever appropriate in this Agreement, personal pronouns shall be deemed to include other genders and the singular to include the plural, if applicable. This Agreement contains all agreements, promises and understandings between the LESSOR and LESSEE; and no verbal or oral agreements, promise statements, assertions or representations by LESSOR or LESSEE or any employees, agents, contractors or other representations of either, shall be binding upon LESSOR or LESSEE. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which shall constitute the same agreement.

19. Survival. The provisions hereof, which by their nature are continuing, shall continue to bind the parties beyond any termination hereof, including but not limited to the provisions of Paragraph 14 "Hazardous Substances".

    IN WITNESS WHEREOF, the parties hereto have set their hands arid affixed their respective seals the day and year first above written.

BOARD OF EDUCATION OF THE
STONE COUNTY SCHOOL DISTRICT,
LESSOR DISTRICT,
LESSOR,
By:



/s/ Gloria Fairley
--------------------------------------
GLORIA FAIRLEY, President
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Attest:



/s/ Henry Rath
--------------------------------------
HENRY RATH, Executive Secretary


CMS DEFENSE SYSTEMS, INC.,
LESSEE
By:



/s/ Thurman D. Kitchin
--------------------------------------
THURMAN D. KITCHIN, President


STATE OF MISSISSIPPI

COUNTY OF STONE

     Before me, the undersigned Notary Public in and for the aforesaid state and county, this day personally came and appeared the above and within named GLORIA FAIRLEY and HENRY RATH, who are the President and Executive Secretary, respectively, of THE BOARD OF EDUCATION OF THE STONE COUNTY SCHOOL DISTRICT, who acknowledged that in such capacity, they signed and delivered the above and foregoing instrument of writing and attached the District's seal thereto, on the day and year therein written, as the act and deed of said Board of Education, they being first duly authorized so to do.

     Given under my hand and official seal of office this, the 2nd day of September, 1998

                                           /s/ Norma K. Batson
                                           -------------------------------------
                                           Notary Public
My Commission Expires:  SEAL
My Commission Expires Sept. 8, 1998

STATE OF FLORIDA
COUNTY OF ORANGE

     Before me, the undersigned Notary Public in and for the aforesaid state and county, this day personally came and appeared the above and within named THURMAN
D. KITCHIN, who is the President of CMS DEFENSE SYSTEMS, INC., who acknowledged that in such capacity, he signed and delivered the above and foregoing instrument of writing and attached the corporate seal thereto, on the day and year therein written, as the act and deed of said corporation, he being first duly authorized so to do.

     Given under my hand and official seal of office this, the 31st day of August, 1998.

                                           /s/ Jean A. Brown
                                           -------------------------------------
                                           Notary Public

My Commission Expires:
Jean A. Brown
State of Florida
My Comm. Exp: 08/19/00
Comm #:  CC584118